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                                                                   Exhibit 10.27


                            AMENDMENT NO. 1 TO THE
               RETIREMENT SAVINGS PLAN FOR CERTAIN EMPLOYEES OF
                           VENCOR AND ITS AFFILIATES

     This is Amendment No. 1 to the Retirement Savings Plan For Certain Employees Of Vencor And Its Affiliates (the "Plan") as amended and restated as of January 1, 1997, which Amendment shall be effective as of May 1, 1998.

                                   Recitals

     A. Pursuant to a Distribution Agreement dated as of April 30, 1998 between Vencor, Inc. (as in existence on April 30, 1998) ("Old Vencor") and Vencor Healthcare, Inc., a wholly-owned subsidiary of Old Vencor ("Healthcare Company"), Old Vencor contributed substantially all of its assets other than its real estate holdings to Healthcare Company and then distributed (the "Distribution") as a dividend to the holders of the issued and outstanding common shares of Old Vencor all of the issued and outstanding common shares of Healthcare Company on the basis of one share of Healthcare Company common stock for each share of Old Vencor common stock.

     B. Immediately prior to the Distribution, Old Vencor changed its name to Ventas, Inc. ("Ventas") and Healthcare Company changed its name to Vencor, Inc. ("New Vencor").

     C. Pursuant to the Employee Benefits Agreement dated as of April 30, 1998 between Old Vencor and Healthcare Company, Old Vencor and Healthcare Company have taken such actions as required to authorize the substitution of New Vencor as plan sponsor, the Retirement Committee of New Vencor as plan administrator, and Ventas as a participating employer under the Plan, and New Vencor now wishes to formally document those Plan amendments.

                                  Amendments

     1. The Introduction to the Plan is hereby amended by adding the following sentence immediately preceding the last paragraph thereof:

     In connection with the spin-off by Vencor, Inc. of Vencor Healthcare, Inc. (a wholly-owned subsidiary of Vencor, Inc. to which Vencor, Inc. contributed substantially all of its assets other than real estate holdings) effected by means of a distribution by Vencor, Inc. as a dividend to the holders of the issued and outstanding common shares of Vencor, Inc., all of the issued and outstanding common shares of Vencor Healthcare, Inc. on the basis of one share of Vencor Healthcare, Inc. common stock for each share of Vencor, Inc. common stock (the "Distribution"), Vencor Inc. changed its name to Ventas, Inc. and Vencor Healthcare, Inc. changed its name to Vencor, Inc. and assumed the role of
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     Sponsoring Employer under the Plan. Effective May 1, 1998, all references to "Vencor, Inc." and "Sponsoring Employer" refer to Vencor, Inc. (the entity formerly named Vencor Healthcare, Inc.), and Ventas, Inc. became a Participating Employer under the Plan.

     2. The first sentence of Section 1.15 is hereby amended so that as amended it shall read in its entirety as follows:

     Employer means (i) Vencor, Inc. (provided that effective May 1, 1998, Employer means Vencor, Inc. (formerly Vencor Healthcare, Inc.); and (ii) each of the legal entities, or any successor thereto, which participates in the VRSP as of January 1, 1997 or which thereafter is a part of the Company and adopts the VRSP for its eligible Employees with the consent of the Sponsoring Employer; and (iii) any entity that is managed by the Company pursuant to a management agreement, provided that the entity which provides management services has adopted this Plan for the benefit of its employees ( as evidenced as of January 1, 1997 by their name being listed on Appendix
     A); and (iv) Atria Communities, Inc. and Ventas, Inc.; and (v) each legal entity, or any successor thereto, which would be part of the Company if Atria Communities, Inc. or Ventas, Inc. were substituted for Vencor , Inc. in the definition of "Company" herein, and which has adopted the Plan for its eligible Employees with the consent of the Sponsoring Employer (as evidenced as of January 1, 1997 by their name being listed on Appendix A); and (vi) the partnerships listed on Appendix A hereto or which hereafter become participating employers pursuant to the procedure in Article 12 hereof.

     IN WITNESS WHEREOF, the Sponsoring Employer has caused this Amendment No. 1 to be executed on the date set forth below.


                                        VENCOR, INC.

                                      By: /s/ Cecelia A. Hagan
                                          ------------------------------------
                                      Title: Vice President of Human Resources
                                             ---------------------------------
                                      Date:___________________________________